SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): OCTOBER 31, 2001

                          ALLIANCE PHARMACEUTICAL CORP.
               (Exact Name of Registrant as Specified in Charter)


        NEW YORK                       0-12950               14-1644018
        --------                       -------               ----------
(State or other jurisdiction          (Commission           (IRS Employer
     of incorporation)                File Number)           ID Number)


               3040 SCIENCE PARK ROAD SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (858) 410-5200


                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  OTHER EVENTS.

     On October 31, 2001, Alliance Pharmaceutical Corp. ("Alliance") received proceeds of $15,100,150 in conjunction with a private placement of 4,314,329 shares of its common stock at $3.50 per share to a group of institutional investors, including two Alliance directors. Pursuant to the terms of the purchase agreement entered into between Alliance and the investors in connection with the private placement, Alliance also issued warrants to purchase 4,334,329 shares of its common stock at $4.20 per share.

     The $3.50 per share price was higher than both the book value and market price of Alliance's common stock on the day of issuance. The number of shares issued to the investors and the warrant exercise price are both subject to adjustment based on the volume weighted average price of Alliance's common stock during the 10 trading days beginning November 15, 2001. A substantial decrease in the price per share below $3.50 could result in a change in control of Alliance; however, there were 33 institutional funds and private investors involved in this financing, no group of which purchased more than approximately $4,000,000 worth of stock. If the price of Alliance common stock increases, the $3.50 per share issuance price and the $4.20 per share warrant exercise price will not change.

     The purchase agreement also provides for the issuance of additional shares to the investors in the event of a subsequent offering at a lower per share price so that the effective price to the investors will be the same as the price per share in the subsequent offering. This anti-dilution adjustment is not applicable to shares sold publicly by the investors before the time of the subsequent offering. The warrants have a similar adjustment provision, as well as other standard anti-dilution provisions, including in the case of stock splits, stock dividends, and other similar events.

     The issuance of securities in the private placement was approved in general at Alliance's Annual Meeting of Stockholders on October 15, 2001. The more specific terms described above were finalized subsequent to the Stockholders Meeting, and were therefore not included in the information provided to the stockholders prior to the meeting as required under the Nasdaq Marketplace Rules. The Alliance audit committee expressly approved, and Nasdaq has granted, an exception to this requirement on the grounds that delay in securing stockholder approval would have seriously jeopardized Alliance's financial viability.

     Alliance is mailing to its shareholders a description of the private placement.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements

     None.

(b)  Pro Forma Financial Statements

     None.

(c)  Exhibits

EXHIBIT NO.  EXHIBIT

99.1         Press release dated November 1, 2001.

99.2         Form of Purchase Agreement.

99.3         Form of Registration Rights Agreement.

99.4         Form of Warrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ALLIANCE PHARMACEUTICAL CORP.



                                       By: /s/  THEODORE D. ROTH
                                           ------------------------------------
                                           Theodore D. Roth
                                           President and Chief Operating Officer


Dated November 5, 2001